UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2017

ID Global Solutions Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-54545	46-2069547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

160 East Lake Brantley Drive, Longwood, Florida 32779

(Address of principal executive offices) (zip code)

407-951-8640

(Registrant's telephone number, including area code)

Copies to:

Stephen M. Fleming, Esq.

Fleming PLLC

49 Front Street, Suite 206

Rockville Centre, New York 11570

Phone: (516) 833-5034

Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement
Item 3.02	Unregistered Sales of Equity Securities
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

On January 26, 2017, the Board of Directors accepted the resignations of Andras Vago, David Jones and Charles Albanese as directors of ID Global Solutions Corporation (the “Company”). In addition, on January 26, 2017, the Board of Directors accepted Mr. Albanese’s resignation as Chief Financial Officer of the Company. The Company and Mr. Albanese entered into a Confidential Settlement Agreement and General Release dated January 26, 2017 (the “Settlement Agreement”) pursuant to which Mr. Albanese’s Executive Employment Agreement dated May 28, 2015 was terminated as of January 24, 2017. Within two weeks of the effective date of the Settlement Agreement, the Company is required to pay Mr. Albanese $43,461.51 representing unpaid salary, deferred salary, vacation entitlement and one month’s pay. Upon the Company generating Earnings Before Interest Taxes Depreciation and Amortization of not less than zero for any quarter as published in the Company’s Form 10-Q or Form 10-K, then the Company will be required to pay to Mr. Albanese the amount of $50,000 within two weeks of such date. The Company will pay Mr. Albanese’s COBRA employee only benefits for a period of six months or through July 2017. The parties agreed that Mr. Albanese’s stock options to acquire 2,625,000 shares of common stock that have vested as of the termination date may be exercised prior to their expiration date but all other options shall lapse and shall no longer be exercisable. The parties agreed that the restricted period on the non-compete portion of Mr. Albanese’s Executive Employment Agreement was reduced from two years to one year. The parties each provided mutual releases.

On January 31, 2017, Stuart P. Stoller was appointed as Chief Financial Officer of the Company.

Mr. Stoller, prior to joining the Company, served as the Chief Financial Officer and Board Member for Testamerica Environmental Services LLC from May 2015 to October 2016. From December 2013 to April 2015, Mr. Stoller was the Chief Financial Officer of Associated Food Stores. Mr. Stoller served as the Chief Financial and Administrative Officer for Sleep Innovations, Inc. from August 2009 to October 2013. Prior to joining Sleep Innovations Inc., Mr. Stoller served in various roles with The New York Times including Senior Vice President and Corporate Controller and R.H. Macy & Co., Inc. for 14 years culminating in his role as Senior Vice President. Mr. Stoller received his MBA, Finance from Hofstra University and his BS, Accounting from Brooklyn College. Mr. Stoller is a Certified Public Accountant.

On January 31, 2017, Mr. Stoller and the Company entered into an Executive Retention Agreement pursuant to which Mr. Stoller agreed to serve as Chief Financial Officer in consideration of an annual salary of $225,000. The Company has agreed to provide a bonus of 60% of his base salary upon the Company timely filing its annual report on Form 10-K for the year ended December 31, 2017 and the Company raising gross proceeds of $15 million in debt and/or equity capital and a bonus of 150% of his base salary upon the Company achieving (i) any merger or sale of the Company or its assets, (ii) the Company achieving adjusted EBITDA of $10 million in a fiscal year, (iii) the Company achieving a listing on a national exchange and then or subsequently raising gross proceeds in the amount of $10 million or achieving a valuation of $125 million or (iv) the Company achieving $20 million of revenue on a trailing 12 months basis (“Milestone 2”). The Company also granted Mr. Stoller a Stock Option to acquire 5 million shares of common stock of the Company at an exercise price of $0.10 per share for a period of ten years. Further, upon the Company being legally entitled to so, the Company has agreed to enter a Restricted Stock Purchase Agreement with Mr. Stoller pursuant to which Mr. Stoller will purchase 5 million shares of common stock at a per share price of $0.0001, which shares of common stock vest upon achieving Milestone 2. The Stock Options vest with respect to (i) one-third of the shares of common stock upon the one year anniversary of the grant date and (ii) in 24 equal tranches commencing on the one-year anniversary of the grant date. The Company and Mr. Stoller also entered into an Indemnification Agreement on January 31, 2017.

The employment of Mr. Stoller is at will and may be terminated at any time, with or without formal cause. Pursuant to the terms of executive retention agreements with Mr. Stoller, the Company has agreed to provide specified severance and bonus amounts and to accelerate the vesting on their equity awards or restricted stock purchases upon termination upon a change of control or an involuntary termination, as each term is defined in the agreements.

In the event of a termination upon a change of control, Mr. Stoller is entitled to receive an amount equal to 18 months of his base salary and the target bonus then in effect for the executive officer for the year in which such termination occurs, such bonus payment to be pro-rated to reflect the full number of months the executive remained in the Company’s employ. In addition, the vesting on any stock option held by the executive officer will be accelerated in full. At the election of the executive officer, the Company will also continue to provide health related employee insurance coverage for twelve months, at the Company’s expense. The vesting of the restricted stock purchases if acquired by Mr. Stoller will accelerate upon a change in control.

In the event of an involuntary termination, Mr. Stoller is entitled to receive an amount equal to 12 months of his base salary and the target bonus then in effect for the executive officer for the year in which such termination occurs, such bonus payment to be pro-rated to reflect the full number of months the executive remained in the Company’s employ. In addition, the vesting on any stock option held by the executive officer will be accelerated in full. At the election of the executive officer, the Company will also continue to provide health related employee insurance coverage for twelve months, at the Company’s expense.

The above offers and sales of the securities were made to accredited investors and the Company relied upon the exemptions contained in Section 4(2) of the Securities Act and/or Rule 506 of Regulation D promulgated there under with regards to the sales. No advertising or general solicitation was employed in offerings the securities. The offers and sales were made to accredited investors and transfer of the securities was restricted by the Company in accordance with the requirements of the Securities Act of 1933.

The foregoing is only a brief description of the material terms of the above corporate actions and agreements, and does not purport to be a complete description of the rights and obligations of the parties under those agreements, and such descriptions are qualified in their entirety by reference to the agreements which are filed as exhibits to this Current Report.

Item 9.01  Financial Statements and Exhibits

Exhibit Number	Description

4.1	Stock Option Agreement entered between the Company and Stuart P. Stoller dated January 31, 2017

10.1	Confidential Settlement Agreement and General Release between ID Global Solutions Corporation and Charles D. Albanese dated January 26, 2017

10.2	Executive Retention Agreement entered between the Company and Stuart P. Stoller dated January 31, 2017

10.3	Indemnification Agreement entered between the Company and Stuart P. Stoller dated January 31, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ID Global Solutions Corporation

Date: February 1, 2017	By:	/s/Stuart P. Stoller
Name: Stuart P. Stoller
Title: Chief Financial Officer